UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 28, 2007
Date of Report (Date of earliest event reported)

EXPLORATION DRILLING INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50459	98-0396733
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 212 – 810 Peace Portal Drive
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 305-5696
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On June 28, 2007, Exploration Drilling International Inc. (the “Company”) issued an aggregate of 3,000,000 units in consideration to a Mr. Dirk Beisemann for certain consulting services already provided to the Company. The services provided to the Company were market development services related to, among other things, an analysis of the competitiveness of the Company’s technologies and products, an analysis of the market potential for those products and the preparation of market penetration strategies. The units were issued at a price of $0.24 per unit, with each unit consisting of one share of the Company’s common stock and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one additional share of the Company’s common stock at a price of $0.30 per share for a period of one year from the date of issue. The units were issued in reliance upon the provisions of Regulation S under the Securities Act of 1933. In connection with the issuance of the units, Mr. Beisemann represented to the Company that he is not a US person as defined in Regulation S and that he was acquiring the Company’s securities for investment purposes only and not with a view towards distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPLORATION DRILLING INTERNATIONAL INC.
Date: July 4, 2007
	By:	/s/ Guenter Thiemann

GUENTER THIEMANN
Chief Financial Officer